SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                         BLACKROCK CORE BOND TRUST

           (Exact Name of Registrant as Specified in its Charter)

              Delaware                               52-2346891
       (State of Incorporation                    (I.R.S. Employer
          or Organization)                       Identification no.)


           100 Bellevue Parkway,                        19809
            Wilmington, Delaware                     (Zip Code)
  (Address of Principal Executive Offices)


     If this form relates to the              If this form relates to the
     registration of a class of               registration of a class of
     securities pursuant to Section           securities pursuant to Section
     12(b) of the Exchange Act and            12(g) of the Exchange Act and
     is effective pursuant General            is effective pursuant to to
     Instruction A.(c) , please               General Instruction A.(d),
     check the following box. |X|             please check the following
                                              box. |_|


         Securities Act registration statement file number to which this form relates: 333-71836

         Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class               Name of Each Exchange on Which
      to be so Registered               Each Class is to be Registered
      --------------------              ------------------------------
      Common Stock                      New York Stock Exchange



     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorpo rated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-71836 and 811-10543) as filed electronically with the Securities and Exchange Commission (the "Commission") on October 18, 2001 (Accession No. 0000950172-01-501003) ("Regis tration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on October 25, 2001 (Accession No. 0000930413-01-501349) which are incorporated by reference.

Item 2. Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.



                                 SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            BLACKROCK CORE BOND TRUST



                                            By: /s/ Ralph L. Schlosstein
                                              --------------------------
                                            Name:  Ralph L. Schlosstein
                                            Title: Trustee and President
                                                  (Principal Executive Officer)


Date: November 14, 2001